Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Turtle Beach Corporation

White Plains, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-225106) and Form S-8 (No. 333-193982, No. 333-230691, No. 333-233179 and 333-277870) of Turtle Beach Corporation of our report dated March 29, 2023, except for Note 10 as to which the date is March 17, 2025, relating to the consolidated financial statements and schedule, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

New York, New York

March 17, 2025